Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Thomas E. Tabor
U.S. Bank National Association
100 Wall Street, 16th Floor
New York, NY 10005
(212) 361-6184
(Name, address and telephone number of agent for service)
ALERE INC.
(Issuer with respect to the Securities)

Delaware	04-3565120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
TABLE OF ADDITIONAL REGISTRANTS

State or Other
	Jurisdiction of	I.R.S. Employer
Exact Name of Additional Registrant as	Incorporation or	Identification
Specified in its Charter	Organization	Number
Alere Health Improvement Company	Delaware	23-2776413
Alere Health, LLC	Delaware	26-2564744
Alere Health Systems, Inc.	Delaware	22-3493126
Alere Healthcare of Illinois, Inc.	Georgia	58-2068880
Alere Home Monitoring, Inc.	Delaware	20-0391730
Alere International Holding Corp.	Delaware	20-0963463
Alere Medical, Inc.	California	94-3238845
Alere NewCo, Inc.	Delaware	27-2104833
Alere NewCo II, Inc.	Delaware	27-2104868

State or Other
	Jurisdiction of	I.R.S. Employer
Exact Name of Additional Registrant as	Incorporation or	Identification
Specified in its Charter	Organization	Number
Alere North America, Inc.	Delaware	26-1444559
Alere San Diego, Inc.	Delaware	33-0288606
Alere Scarborough, Inc.	Delaware	20-2507302
Alere Toxicology Services, Inc.	Louisiana	72-0846066
Alere US Holdings, LLC	Delaware	26-0349667
Alere Wellology, Inc.	Delaware	54-1776557
Alere Women’s and Children’s Health, LLC	Delaware	58-2205984
Ameditech Inc.	California	33-0859551
Applied Biotech, Inc.	California	33-0447325
Binax, Inc.	Delaware	36-4668096
Biosite Incorporated	Delaware	27-2104785
Cholestech Corporation	Delaware	94-3065493
First Check Diagnostics Corp.	Delaware	20-8329751
First Check Ecom, Inc.	Massachusetts	33-1026518
Free & Clear, Inc.	Delaware	20-0231080
GeneCare Medical Genetics Center, Inc.	North Carolina	56-1348485
Hemosense, Inc.	Delaware	77-0452938
Innovacon, Inc.	Delaware	20-1100264
Instant Technologies, Inc.	Virginia	54-1837621
Inverness Medical — Biostar Inc.	Delaware	91-1929582
Inverness Medical, LLC	Delaware	26-0392649
IVC Industries, Inc.	Delaware	22-1567481
Laboratory Specialists of America, Inc.	Oklahoma	73-1451065
Matria of New York, Inc.	New York	58-1873062
Matritech, Inc.	Delaware	26-1436477
Ostex International, Inc.	Washington	91-1450247
Quality Assured Services, Inc.	Florida	59-3437644
Redwood Toxicology Laboratory, Inc.	California	68-0332937
RMD Networks, Inc.	Delaware	84-1581993
RTL Holdings, Inc.	Delaware	20-4371685
Scientific Testing Laboratories, Inc.	Virginia	54-1624514
Selfcare Technology, Inc.	Delaware	04-3383533
Wampole Laboratories, LLC	Delaware	37-1485678
ZyCare, Inc.	North Carolina	56-1398496

51 Sawyer Road, Suite 200
Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)
8.625% Senior Subordinated Notes Due 2018
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
          Comptroller of the Currency
          Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
          Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
          None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 22nd of November, 2010.

By:	/s/ Thomas E. Tabor
Thomas E. Tabor
Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: November 22, 2010

By:	/s/ Thomas E. Tabor
Thomas E. Tabor
Vice President

Exhibit 7
U.S. Bank Trust National Association
Statement of Financial Condition
As of September 30, 2010
($000’s)

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)	12,012
b. Interest-bearing balances (2)	513,410
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	0
b. Available-for-sale securities (from Schedule RC-B, column D)	0
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	0
b. Securities purchased under agreements to resell (3)	0
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	0
b. Loans and leases, net of unearned income	0
c. LESS: Allowance for loan and lease losses	0
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	0
5. Trading assets (from Schedule RC-D)	0
6. Premises and fixed assets (including capitalized leases)	532
7. Other real estate owned (from Schedule RC-M)	0
8. Investments in unconsolidated subsidiaries and associated companies	0
9. Direct and indirect investments in real estate ventures	0
10. Intangible assets:
a. Goodwill	55,362
b. Other intangible assets (from Schedule RC-M)	5,019
11. Other assets (from Schedule RC-F)	23,153
12. Total assets (sum of items 1 through 11)	609,488

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements, regardless of maturity.

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	0
(1) Noninterest-bearing (1)	0
(2) Interest-bearing	0
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)	0
b. Securities sold under agreements to repurchase (3)	0
15. Trading liabilities (from Schedule RC-D)	0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	0
17. and 18. Not applicable
19. Subordinated notes and debentures (4)	0
20. Other liabilities (from Schedule RC-G)	16,448
21. Total liabilities (sum of items 13 through 20)	16,448
22. Not applicable

EQUITY CAPITAL
Bank Equity Capital
23. Perpetual preferred stock and related surplus	0
24. Common stock	1,000
25. Surplus (excludes all surplus related to preferred stock)	505,932
26. a. Retained earnings	86,108
b. Accumulated other comprehensive income (5)	0
c. Other equity capital components (6)	0

27. a. Total bank equity capital (sum of items 23 through 26.c)	593,040
b. Noncontrolling (minority) interests in consolidated subsidiaries	0
28. Total equity capital (sum of items 27.a and 27.b)	593,040
29. Total liabilities and equity capital (sum of items 21 and 28)	609,488